UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 7, 2007

K-SEA TRANSPORTATION PARTNERS L.P.

(Exact name of registrant as specified in its charter)

Delaware	001-31920	20-0194477
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

One Tower Center Boulevard, 17th Floor
East Brunswick, New Jersey		08816
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (732) 565-3818

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                                             Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e)           On August 7, 2007, the Compensation Committee of the Board of Directors of K-Sea General Partner GP LLC, a Delaware limited liability company (the “Company”) and general partner of the general partner of K-Sea Transportation Partners L.P., approved increases in annual salaries, the payment of annual cash bonuses and the grant of phantom units to each of the Company’s executive officers, as follows:

Name and Position	Annual Salary for Fiscal 2008	Annual Cash Bonus	Phantom Units
Timothy J. Casey President and Chief Executive Officer	$300,000	$300,750	7,000

John J. Nicola Chief Financial Officer	$210,000	$90,225	2,100

Thomas M. Sullivan Vice President ─ Operations	$210,000	$90,225	2,100

Richard P. Falcinelli Vice President ─ Administration and Secretary	$210,000	$90,225	2,100

Charles Kauffman Vice President ─ Business Development	$210,000	$90,225	2,100

Greg Haslinsky Vice President ─ Sales	$200,000	$90,225	2,100

Also on August 7, 2007, the Compensation Committee granted each independent director 5,000 phantom units and increased the annual retainer for independent directors to $10,000.

The awards of phantom units are subject to vesting as provided in the applicable award agreement, subject to earlier vesting or forfeiture as provided in the applicable award agreement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

K-SEA TRANSPORTATION PARTNERS L.P.

	By:	K-SEA GENERAL PARTNER L.P., its general partner

		By:	K-SEA GENERAL PARTNER GP LLC, its general partner

Date: August 13, 2007
			By:	/s/ John J. Nicola
John J. Nicola
Chief Financial Officer